UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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AVIAT NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 29, 2016
Dear Stockholder:
You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of Aviat Networks, Inc. (“Aviat”), which will be held at Aviat’s offices located at 5200 Great America Parkway, Santa Clara, California 95054, on June 10, 2016, at 10:00 a.m. Pacific Time.
At the Special Meeting, you will be asked to approve an amendment to Aviat’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of all of the outstanding shares of our common stock at a ratio of 1-for-12. Upon obtaining the requisite approval of our stockholders, the Board of Directors will have the discretion to amend the Charter to effect the reverse stock split. The Board of Directors recommends that you vote your shares “FOR” the proposal being considered at the Special Meeting.
As you know, our common stock is currently listed on The Nasdaq Global Select Market (“Nasdaq”). In order to remain listed on Nasdaq, our common stock must meet certain listing standards, including a minimum closing bid price of at least $1.00 per share. Our common stock has not satisfied the minimum closing bid requirement since December 31, 2015. As a result, on January 4, 2016, we received a notice of deficiency from Nasdaq stating that if we do not comply with the minimum bid price rules by July 5, 2016, Nasdaq may delist our common stock. The Board of Directors has determined that, absent an increase in the price of our common stock, our common stock likely will be delisted from Nasdaq.
We believe that the delisting of our common stock would adversely affect Aviat and its stockholders. Among other things, we believe that delisting may negatively impact the liquidity, marketability and trading price of our common stock. The Board of Directors has determined that a reverse stock split would help regain compliance with Nasdaq’s minimum bid price requirement and potentially provide a number of benefits to Aviat and its existing stockholders, including, but not limited to, increasing interest by brokers and institutional investors and decreasing transaction costs. For these reasons and as described in greater detail in the enclosed proxy statement, the Board of Directors is seeking your approval of the reverse stock split. You should carefully review the information contained in the proxy statement before making a decision whether to grant proxies to vote your shares in favor of the proposal set forth in the proxy statement.
On behalf of the Board of Directors, thank you for your continued interest in Aviat.
Very truly yours,

/s/ Michael A. Pangia
President and Chief Executive Officer

April 29, 2016

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2016

TO THE STOCKHOLDERS OF AVIAT NETWORKS, INC.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (together with any amendments, postponements or adjournments thereof, the “Special Meeting”) of Aviat Networks, Inc., a Delaware corporation (“Aviat”), will be held on June 10, 2016, at 10:00 a.m., Pacific Time, at our principal executive offices, located at 5200 Great America Parkway in Santa Clara, California 95054, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.
To approve an amendment to Aviat’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect, at the discretion of the Board of Directors, a reverse stock split of all of the outstanding shares of Aviat’s common stock, whereby each 12 shares would be combined, converted and changed into 1 share of common stock.

2.	To transact such other business as may properly come before the Special Meeting.
The effectiveness or abandonment of any amendments to the Charter will be determined by the Board of Directors as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.
The item of business is more fully described in the proxy statement accompanying this Notice of Special Meeting.
Only stockholders of record at the close of business on April 25, 2016, are entitled to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices in accordance with applicable law.

All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend, please sign and return the proxy in the enclosed postage-paid envelope, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted.
Sincerely,
/s/ Meena Elliott
Senior Vice President, Chief Legal and Administrative Officer and Corporate Secretary
Santa Clara, California
April 29, 2016

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

i

AVIAT NETWORKS, INC.
5200 Great America Parkway
Santa Clara, CA 95054
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2016
The enclosed proxy is solicited on behalf of the Board of Directors of Aviat Networks, Inc., a Delaware corporation (“Aviat”), for use at the Special Meeting of Stockholders to be held on June 10, 2016 (together with any amendments, postponements or adjournments thereof, the “Special Meeting”). The Special Meeting will be held at 10:00 a.m. Pacific Time at our principal executive offices located at 5200 Great America Parkway, Santa Clara, California 95054. These proxy solicitation materials are first being sent or made available on or about April 29, 2016, to all stockholders entitled to vote at our Special Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.
Record Date and Outstanding Shares
Our Board of Directors has set April 25, 2016 (the “Record Date”), as the record date for the meeting. Stockholders who owned our common stock at the close of business on the Record Date are entitled to vote at and attend the Special Meeting, with each share entitled to one vote. On the Record Date, there were 63,124,158 shares of our common stock outstanding.
Voting
The proposal to be considered and acted upon at the Special Meeting is:
To approve an amendment to Aviat’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect, at the discretion of the Board of Directors, a reverse stock split of all of the outstanding shares of common stock, whereby each 12 shares would be combined, converted and changed into 1 share of common stock.
The effectiveness or abandonment of any amendments to the Charter will be determined by the Board of Directors as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.
At the Special Meeting, stockholders will also be asked to consider and vote on any other matters that may properly come before the Special Meeting. At this time, our Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Special Meeting.
Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date. The holders of capital stock entitled to cast a majority of the voting power of all the capital stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, constitutes a quorum at the Special Meeting. The affirmative vote of a majority of the shares outstanding and entitled to vote as of the Record Date is required to approve amendments to the Charter. Abstentions, broker nonvotes and failure to submit a proxy or vote in person at the Special Meeting will have the same effect as a vote against a proposal. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.
Notice of Internet Availability of Proxy Materials
We have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on a website referred to in the Notice, or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice. You may also request to receive the proxy materials in printed form by mail or electronically by email on an ongoing basis.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on June 10, 2016
Our proxy statement is available at https://www.proxyonline.com/docs/aviatnetwork2016/
Proxies
If the form of proxy card is properly signed and returned or if you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. You may revoke or change your proxy at any time before the Special Meeting by filing with our Corporate Secretary at our principal executive offices at 5200 Great America Parkway, Santa Clara, California 95054, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Special Meeting and voting in person by ballot.
Costs of Proxy Solicitation
We will pay the costs and expenses of soliciting proxies from stockholders. We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $10,500, not including reasonable out of pocket expenses. Certain of our directors, officers, employees and representatives may solicit proxies from our stockholders in person or by telephone, email or other means of communication. Our directors, officers, employees and representatives will not be additionally compensated for any such solicitation, but may be reimbursed for reasonable out-of-pocket expenses they incur. Arrangements will be made with brokerage houses, custodians and other nominees for forwarding of proxy materials to beneficial owners of shares of our common stock held of record by such nominees and for reimbursement of reasonable expenses they incur.
Deadline for Receipt of Stockholder Proposals for 2016 Annual Meeting
In order for any stockholder to submit nominations of directors or propose business to be considered before our annual meeting in respect of fiscal year 2016 (the “2016 Annual Meeting”), a stockholder of record must submit a written notice thereof, which notice must be received by our Corporate Secretary at our principal executive offices not earlier than August 15, 2016, or later than September 14, 2016. The full requirements for the submission of nominations of directors and proposals of business to be considered are contained in Article II, Sections 13 and 14, respectively, of our Bylaws, which are available for review at our website, www.aviatnetworks.com.
Stockholder proposals intended for inclusion in our proxy statement for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be directed to the Corporate Secretary, Aviat Networks, Inc., at our principal executive offices, and must be received by June 2, 2016.
In accordance with the rules of the SEC, the proxies solicited by the Board of Directors for the 2016 Annual Meeting will confer discretionary authority on the proxy holders to vote on any director nomination or stockholder proposal presented at the 2016 Annual Meeting if Aviat fails to receive notice of such matter in accordance with the periods specified above.
Your vote is important. Thank you for voting.

QUESTIONS AND ANSWERS
Although we encourage you to read the enclosed proxy statement in its entirety, we included this Question and Answer section to provide some background information and brief answers to questions that you might have about the Special Meeting.
Q.    When and where is the Special Meeting of Stockholders?
A.    The Special Meeting of Stockholders is being held on June 10, 2016 at 10:00 a.m., Pacific Time, at our headquarters located at 5200 Great America Parkway, Santa Clara, California 95054.
Q.    Why am I receiving this proxy statement?
A.    This proxy statement describes the proposal on which we would like you, as a stockholder, to vote. It also gives you information so that you can make an informed decision.
Q.    What is the Notice of Internet Availability?
A.    Instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Special Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice for requesting such materials.
Q.    What is the proposal that I am being asked to consider at the upcoming Special Meeting?
A.    The proposal to be considered and acted upon at the Special Meeting is:
To approve an amendment to the Charter to effect, at the discretion of the Board of Directors, a reverse stock split of all of the outstanding shares of Aviat’s common stock and those shares held by Aviat in treasury stock, whereby each 12 shares would be combined, converted and changed into 1 share of common stock.
The effectiveness or abandonment of any amendments to the Charter will be determined by the Board of Directors as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.
Q.    If the stockholders approve the amendments to the Charter, when would Aviat implement the reverse stock split?
A.    We currently expect that the reverse stock split will be implemented as soon as practicable after the receipt of the requisite stockholder approval. However, our Board of Directors will have the discretion to abandon the reverse stock split if it does not believe it to be in the best interests of Aviat and our stockholders.
Q.    Why is Aviat seeking to implement a reverse stock split?
A.    The reverse stock split is being proposed to increase the market price of our common stock to satisfy the $1.00 minimum closing bid price required to avoid the delisting of our common stock from The Nasdaq Global Select Market (“Nasdaq”). In addition, a higher stock price may, among other things, increase the attractiveness of our common stock to the investment community.
Q.    What are the consequences of being delisted from Nasdaq?
A.    If we do not effect the reverse stock split, it is likely that we will not be able to meet the $1.00 minimum closing bid price continued listing requirement of Nasdaq and our common stock would be delisted from Nasdaq. If we are delisted from Nasdaq, we may be forced to seek to be traded on the OTC Bulletin Board or the

“pink sheets,” which would require our market makers to request that our common stock be so listed. There are a number of negative consequences that could result from our delisting from Nasdaq, including, but not limited to, the following:

•	the liquidity and market price of our common stock may be negatively impacted and the spread between the “bid” and “asked” prices quoted by market makers may be increased;

•	our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;

•	our institutional investors may be less interested in or prohibited from investing in our common stock, which may cause the market price of our common stock to decline;

•
we will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations, making the granting of stock options and other equity incentives to our employees more difficult; and

•	if our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.
Q.    What would be the principal effects of the reverse stock split?
A.    The reverse stock split will have the following effects:

•
the market price of our common stock immediately upon effect of the reverse stock split will increase substantially over the market price of our common stock immediately prior to the reverse stock split; and

•	the number of outstanding shares of common stock will be reduced to one-twelfth of the number of shares currently outstanding (except for the effect of eliminating fractional shares).
Q.    Are my pre-split stock certificates still good after the reverse stock split? Do I need to exchange them for new stock certificates?
A.    As of the effective date of the amendment to our Charter, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of common stock and the right to receive the amount of cash for any fractional shares as a result and at the time of the reverse stock split. As soon as practicable after the effective date of the reverse stock split, our transfer agent, Computershare, will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by Aviat.
Q.    What if I hold some or all of my shares electronically in book-entry form? Do I need to take any action to receive post-split shares?
A.    If you hold shares of our common stock in book-entry form (that is, you do not have stock certificates evidencing your ownership of our common stock but instead received a statement reflecting the number of shares registered in your account), you do not need to take any action to receive your post-split shares or, if applicable, your cash payment in lieu of any fractional share interest. If you are entitled to post-split shares, a transaction statement will be sent automatically to your address of record indicating the number of shares you hold.
Q.    What happens to any fractional shares resulting from the reverse stock split?
A.    If you would be entitled to receive fractional shares as a result of the reverse stock split because you hold a number of shares of common stock before the reverse stock split that is not evenly divisible (in other words, it would result in a fractional interest following the reverse split), you will be entitled, upon surrender of certificate(s) representing your shares, to a cash payment in lieu of the fractional shares without interest.

Q.    What happens to equity awards under Aviat’s 2007 Stock Equity Plan as a result of the reverse stock split?
A.    All shares of common stock subject to the outstanding equity awards (including stock options, performance shares and restricted stock) under Aviat’s 2007 Stock Equity Plan (the “Equity Plan”) will be converted upon the effective date of the reverse stock split into one-twelfth of the number of such shares immediately preceding the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding equity awards (including stock options and stock appreciation rights) will be adjusted to 12 times the exercise price specified before the reverse stock split, rounded up to the nearest cent. As a result, the approximate aggregate exercise price will remain the same following the reverse stock split. No fractional shares will be issued pursuant to the Equity Plan following the reverse stock split. Therefore, if the number of shares subject to the outstanding equity awards immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock issuable pursuant to such equity awards (including upon exercise of stock options and stock appreciation rights) will be rounded down to the nearest whole number.
Q.    Who can vote at the Special Meeting?
A.    Our Board of Directors has set April 25, 2016, as the record date for the Special Meeting (the “Record Date”). All stockholders who owned common stock at the close of business on the Record Date may attend and vote at the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. On the Record Date, there were 63,124,158 shares of our common stock outstanding. Shares held as of the Record Date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.
Q.    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.    Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of record - If your shares are registered directly in your name with Aviat’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the Notice has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Aviat or to vote in person by ballot at the Special Meeting.
Beneficial owners - If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person by ballot at the Special Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Special Meeting.
Q.    How can I vote my shares in person at the Special Meeting?
A.    Shares held directly in your name as the stockholder of record may be voted in person by ballot at the Special Meeting. If you choose to vote in person by ballot, please bring your proxy card or proof of identification to the Special Meeting. Even if you plan to attend the Special Meeting, Aviat recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting. If you hold your shares in street name, you must request a “legal proxy” from your broker, bank or other nominee in order to vote in person by ballot at the Special Meeting.

Q.    How can I vote my shares without attending the Special Meeting?
A.    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

•
Internet - Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice until 11:59 p.m., Eastern Time, on June 9, 2016. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge’s program.

•	Telephone - If you request a printed set of the proxy materials, you will be eligible to submit your vote by telephone.

•
Mail - If you request a printed set of the proxy materials, you may indicate your vote by signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope.

Q.    What happens if I do not cast a vote?
A.    Stockholders of record - If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting.
Beneficial owners - If you hold your shares in street name and you do not cast your vote, your bank, broker or other nominee will have discretion to vote any uninstructed shares on Proposal One. Accordingly, we do not expect to receive any broker nonvotes on this proposal.
Q.    How can I change or revoke my vote?
A.    Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.
Stockholders of record - If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares; or (2) attending the Special Meeting and voting in person by ballot (although attendance at the Special Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.
Beneficial owners - If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, bank or other nominee; or (2) attending the Special Meeting and voting in person by ballot if you have obtained a “legal proxy” giving you the right to vote the shares from the broker, bank or other nominee who holds your shares.
In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid later Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 9, 2016.

Q.    What is a proxy card?
A.    The proxy card enables you to appoint John Mutch, Michael Pangia and Meena Elliott, with full power of substitution, who we refer to as the proxyholders, as your representatives at the Special Meeting. By signing, dating and returning the proxy card, you are authorizing the proxyholders to vote your shares at the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to sign, date and return your proxy card or vote by proxy via the Internet or telephone in advance of the Special Meeting just in case your plans change. You can vote in person by ballot at the Special Meeting even if you have already sent in your proxy card.
If a proposal comes up for vote at the Special Meeting that is not on the proxy card, the proxyholders will vote your shares according to their best judgment.
Q.    What if I return my proxy card but do not provide voting instructions?
A.    Proxies that are signed and returned but do not contain instructions will be voted “FOR” the proposal.
Q.    If I hold shares through a broker, how do I vote them?
A.    Your broker will forward instructions to you regarding the manner in which you can direct your broker as to how you would like your shares to be voted. If you have not received these instructions or have questions about them, you should contact your broker directly.
Q.    What does it mean if I receive more than one proxy card?
A.    It means that you have multiple accounts with brokers or our transfer agent, Computershare. Please vote all of these shares.
Q.    How may I obtain a separate Notice or a separate set of proxy materials?
A.    If you share an address with another stockholder, each stockholder may not receive a separate Notice or a separate copy of the proxy materials. Stockholders who do not receive a separate Notice or a separate copy of the proxy materials may request to receive a separate Notice or a separate copy of the proxy materials by contacting our Investor Relations department (1) by mail at 5200 Great America Parkway, Santa Clara, California 95054, (2) by calling us at 408-567-7000, or (3) by sending an email to investorinfo@aviatnet.com. Alternatively, stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials may request to receive a single copy by following the instructions above.
Q.    How can I attend the Special Meeting?
A.    The Special Meeting is open to all holders of common stock. The Special Meeting will be held at Aviat’s headquarters located at 5200 Great America Parkway, Santa Clara, CA 95054, and directions may be found on our website at www.aviatnet.com.
Q.    Why is my vote important?
A.    Your vote is important because the proposal must receive the affirmative vote of a majority of shares outstanding in order to pass. Also, unless a majority of the shares outstanding as of the Record Date are voted or present at the Special Meeting, we will not have a quorum, and we will be unable to transact any business at the Special Meeting. In that event, we would need to adjourn the Special Meeting until such time as a quorum can be obtained.

PROPOSAL ONE
APPROVAL OF A PROPOSED AMENDMENT TO
AVIAT’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Overview
The Board of Directors has unanimously adopted resolutions approving and recommending to the stockholders for their approval a proposed amendment to the Charter that would, at the discretion of the Board of Directors, effect a reverse stock split of all of the outstanding shares of common stock, whereby each 12 shares would be combined, converted and changed into 1 share of common stock. Aviat’s authorized number of shares of common stock would remain at 350,000,000.
The par value per share of common stock would remain unchanged at $0.01 per share after the reverse stock split. Please see the table below under the heading “Principal Effects of the Reverse Stock Split” for an illustration of the effects of this proposed amendment to the Charter (which is referred to in this proxy statement as the “reverse stock split”).
The text of the proposed form of certificate of amendment to the Charter to effect the reverse stock split is attached to this proxy statement as Appendix A. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of Delaware or as the Board of Directors deems necessary and advisable to effect the reverse stock split. The effectiveness or abandonment of such amendment will be determined by the Board of Directors.
The Board of Directors has recommended that the proposed amendment be presented to stockholders for approval. Upon receiving stockholder approval of the proposed amendment, the Board of Directors will have the sole discretion to elect, as it determines to be in the best interests of Aviat and its stockholders, whether to effect the reverse stock split. As described in greater detail below, the reverse stock split is proposed to be effected to increase the price of the common stock to, among other things, meet the $1.00 minimum closing bid price requirement for continued listing on Nasdaq.
If the Board of Directors determines to effect the reverse stock split by causing the amendment to the Charter to be filed with the Secretary of State of the State of Delaware, the Charter would be amended accordingly. Approval of the reverse stock split will authorize the Board of Directors in its discretion to effectuate the reverse stock split. As noted, the Board of Directors will have the discretion to abandon the reverse stock split if it no longer believes it to be in the best interests of Aviat and its stockholders, including if the Board of Directors determines that the reverse stock split will not impact Aviat’s ability to meet the continued listing requirements of Nasdaq or if such objective is no longer necessary or desirable, or for any other reason in the business judgment and discretion of the Board of Directors. Aviat currently expects that the Board of Directors will cause Aviat to effect the reverse stock split as soon as practicable after the receipt of the requisite stockholder approval.
If the Board of Directors elects to effect the reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with the reverse stock split ratio. Except for adjustments that may result from the treatment of fractional shares, each stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. As described in greater detail below, as a result of the reverse stock split, stockholders who hold less than 12 shares of common stock will no longer be stockholders of Aviat on a post-split basis.
The Board of Directors, with input from senior management, regularly reviews and evaluates Aviat’s business, strategic plans and prospects, including the performance of the common stock, with the goal of maximizing stockholder value. On April 21, 2016, the Board of Directors reviewed benchmarking data concerning various paths to maximizing stockholder value, including the review and evaluation of a reverse stock split. After review and discussion with an independent advisor, the Board of Directors determined that the proposed reverse stock split is necessary for execution of Aviat’s standalone business plan, including the continued listing of the common stock on Nasdaq. In addition, the Board of Directors believes the reverse stock split will provide a number of other benefits to Aviat and its stockholders, including enhancing the desirability and marketability of the common stock to the financial community and the investing public.
The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purposes of the Reverse Stock Split
Nasdaq Listing. The common stock is currently listed on Nasdaq under the symbol “AVNW.” Among other requirements, the listing maintenance standards established by Nasdaq require the common stock to have a minimum closing bid price of at least $1.00 per share. Pursuant to the Nasdaq Marketplace Rules, if the closing bid price of the common stock is not equal to or greater than $1.00 for 30 consecutive business days, Nasdaq will send a deficiency notice to Aviat. Thereafter, if the common stock does not close at a minimum bid price of $1.00 or more for 10 consecutive trading days within 180 calendar days of the deficiency notice, Nasdaq may determine to delist the common stock.
Through the date of filing this proxy statement, the last date the closing bid price of the common stock satisfied the $1.00 minimum closing bid price requirement was December 31, 2015. As a result, on January 4, 2016, Aviat received a notice of deficiency from Nasdaq indicating that if Aviat does not comply with the minimum bid price rules by July 5, 2016, Nasdaq may delist the common stock. Consequently, the Board of Directors has determined that, absent approval by stockholders of the reverse stock split, Aviat will likely be unable to meet the $1.00 minimum closing bid price requirement for continued listing on Nasdaq.
If the stockholders do not approve the reverse stock split proposal and the closing price of the common stock does not otherwise meet the $1.00 minimum closing bid price requirement, the Board of Directors expects that the common stock will be delisted from Nasdaq. If, however, the common stock satisfies applicable listing criteria for listing on The Nasdaq Capital Market (other than compliance with the minimum closing bid price requirement), the common stock might be eligible for transfer to The Nasdaq Capital Market. Because the Nasdaq Marketplace Rules also require a $1.00 minimum closing bid price for continued listing on The Nasdaq Capital Market, in the event that the common stock is transferred to The Nasdaq Capital Market, Aviat will be afforded an additional 180 calendar days to comply with the minimum bid price requirement.
In the event the common stock is no longer eligible for continued listing on either The Nasdaq Global Select Market or The Nasdaq Capital Market, Aviat would be forced to seek to be traded on the OTC Bulletin Board or on the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, The Nasdaq Global Select Market or The Nasdaq Capital Market, and therefore less desirable. Accordingly, the Board of Directors believes delisting of the common stock would likely have a negative impact on the liquidity and market price of the common stock and may increase the spread between the “bid” and “asked” prices quoted by market makers.
The Board of Directors has considered the potential harm to Aviat of a delisting from Nasdaq and believes that delisting could, among other things, adversely affect (i) the trading price of the common stock and (ii) the liquidity and marketability of shares of the common stock. This could reduce the ability of holders of the common stock to purchase or sell shares of common stock as quickly and as inexpensively as they have done historically. Delisting could also adversely affect Aviat’s relationships with vendors and customers who may perceive Aviat’s business less favorably, which would have a detrimental effect on Aviat’s relationships with these entities.

Furthermore, if the common stock was no longer listed on Nasdaq, it may reduce Aviat’s access to capital and cause Aviat to have less flexibility in responding to Aviat’s capital requirements. Certain institutional investors may also be less interested or prohibited from investing in the common stock, which may cause the market price of the common stock to decline.
In addition, Aviat would no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and therefore would lose its exemption from state securities regulations. As a result, Aviat would need to comply with various state securities laws with respect to issuances of its securities, including equity award grants to employees. As a public company, Aviat would not have the benefit of certain exemptions applicable to privately-held entities, which would make granting equity awards to Aviat’s employees more difficult.
Potential Increased Investor Interest. The Board of Directors believes that the reverse stock split will provide a number of benefits to Aviat and its existing stockholders, which may lead to an increase in investor interest, including:
1.    Reduced Short-Term Risk of Illiquidity. The Board of Directors understands that a higher stock price may increase investor confidence by reducing the short-term risk of illiquidity and lack of marketability of the common stock that may result from the delisting of the common stock from Nasdaq.
2.    Decreasing Transaction Costs. Investors may also be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.
3.    Stock Price Requirements. The Board of Directors understands that some brokerage houses and institutional investors may have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. In addition, analysts at brokerage firms may not monitor the trading activity or otherwise provide coverage of lower priced stocks.
Other Potential Benefits. The Board of Directors believes that a higher stock price would help Aviat attract and retain employees and other service providers. It is the view of the Board of Directors that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. Accordingly, if the reverse stock split successfully increases the per share price of the common stock, the Board of Directors believes this increase will enhance Aviat’s ability to attract and retain employees and service providers.

Risks Associated with the Reverse Stock Split
The reverse stock split could result in a significant devaluation of Aviat’s market capitalization and trading price of the common stock.
The Board of Directors expects that a reverse stock split of the outstanding common stock will increase the market price of the common stock. However, Aviat cannot be certain whether the reverse stock split would lead to a sustained increase in the trading price or the trading market for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•    the market price per share of the common stock after the reverse stock split will rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the reverse stock split;
•    the reverse stock split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced stocks;

•    the reverse stock split will result in a per share price that will increase Aviat’s ability to attract and retain employees and other service providers;
•    the market price per post-split share will remain in excess of the $1.00 minimum closing bid price as required by the Nasdaq Marketplace Rules or that Aviat would otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Global Select Market or The Nasdaq Capital Market; and
•    the reverse stock split will increase the trading market for the common stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of common stock available in the public market.
The market price of the common stock will also be based on Aviat’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of Aviat’s overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split and this could have an adverse effect on the market price of the common stock. If the market price of the common stock declines subsequent to the effectiveness of the reverse stock split, this will detrimentally impact Aviat’s market capitalization and the market value of Aviat’s public float.
The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
Because of the reverse stock split ratio, certain stockholders may no longer have any equity interest in Aviat.
Based on the reverse stock split ratio of 1-for-12, certain stockholders might be fully cashed out in the reverse stock split and thus, after the reverse stock split takes effect, such stockholders would no longer have any equity interest in Aviat and therefore would not participate in our future earnings or growth, if any.
The reverse stock split may not help generate additional investor interest.
There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Effective Date
Assuming the Board of Directors exercises its discretion to effect the reverse stock split, the reverse stock split will become effective as of the date and time (the “Effective Date”) that the certificate of amendment to the Charter to effect the reverse stock split is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the “DGCL”), without any further action on the part of stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of common stock for certificates representing post-split shares. The Board of Directors, in its discretion, may delay or decide against effecting the reverse stock split and the filing of the certificate of amendment to the Charter to effect the reverse stock split without resoliciting stockholder approval. It is currently anticipated that if stockholder approval is obtained for the reverse stock split described in this proposal, the Board of Directors would cause Aviat to effect the foregoing as soon as practicable after obtaining such stockholder approval.

Principal Effects of the Reverse Stock Split
After the Effective Date, each stockholder will own a reduced number of shares of the common stock. However, Aviat expects that the market price of the common stock immediately after the reverse stock split will increase substantially above the market price of the common stock immediately prior to the reverse stock split. The proposed reverse stock split will be effected simultaneously for all of the common stock, and the ratio for the reverse stock split will be the same for all of the common stock. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in Aviat (except to the extent that the reverse stock split would result in any of the stockholders owning a fractional share as described below). Likewise, the reverse stock split will affect all holders of outstanding equity awards under the Equity Plan substantially the same (except to the extent that the reverse stock split would result in a fractional interest as described below). Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split would result in any stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split would result in any stockholders owning only a fractional share as described below).
The par value per share of the common stock would remain unchanged at $0.01 per share after the reverse stock split. Based on the number of shares of the common stock issued or reserved for issuance under the Equity Plan as of April 25, 2016, 808,363 shares of common stock will be issued or reserved for issuance following the reverse stock split, leaving 720,554 shares unissued and unreserved for issuance. Aviat will continue to have 50,000,000 million shares of authorized but unissued preferred stock.
The proposed reverse stock split will reduce the number of shares of common stock available for issuance under the Equity Plan. All shares of common stock subject to outstanding equity awards (including stock options, performance shares and stock appreciation rights) under the Equity Plan and the number of shares of common stock which have been authorized for issuance under the Equity Plan but as to which no equity awards have yet been granted or which have been returned to the Equity Plan upon cancellation or expiration of such equity awards will be converted on the Effective Date into one-twelfth of the number of such shares immediately preceding the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding stock options and stock appreciation rights will be adjusted to twelve times the exercise price specified before the reverse stock split. This will result in approximately the same aggregate price being required to be paid as immediately preceding the reverse stock split, rounded up to the nearest cent. No fractional shares with respect to the shares subject to the outstanding equity awards (including stock options, performance shares and stock appreciation rights) under the Equity Plan will be issued following the reverse stock split. Therefore, if the number of shares subject to any outstanding equity award under the Equity Plan immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock subject to such equity award (including upon exercise of stock options and stock appreciation rights) will be rounded down to the nearest whole number. For additional information on the treatment of any fractional interest that may arise as a result of the reverse stock split relating to equity awards under the Equity Plan, please see the section below under the heading “Effect of the Reverse Stock Split on Equity Awards.”
The effects of the proposed amendment to the Charter are illustrated in the below table as of April 25, 2016, including (1) the approximate percentage reduction in the outstanding number of shares of common stock, (2) the approximate number of shares of common stock that would be (i) authorized, (ii) issued and outstanding, (iii) authorized but reserved for issuance upon exercise of outstanding equity awards pursuant to the Equity Plan, (iv) authorized but reserved for issuance under the Equity Plan (but not subject to exercise/release of outstanding equity awards), and (v) authorized but not issued or outstanding, or reserved for issuance under the Equity Plan, and

(3) the approximate percentage of authorized shares not issued or outstanding, or reserved for issuance under the Equity Plan:

	Pre-Reverse Stock Split	Amendment (see Appendix A)
Reverse Stock Split Ratio	—	1-for-12
Percentage Reduction of Shares Outstanding Post-Reverse Stock Split	—	91.67%
Authorized Shares of Common Stock	300,000,000	300,000,000
Shares Outstanding	63,124,158	5,260,346
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the Equity Plan	4,376,580	364,715
Reserved for Issuance Under the Equity Plan (but not Subject to Exercise/Release of Outstanding Equity Awards)	5,323,787	443,648
Authorized but not Issued or Outstanding, or Reserved for Issuance Under the Equity Plan	8,646,649	720,554
Percentage of Authorized Shares not Issued or Outstanding, or Reserved for Issuance Under the Equity Plan	47.1%	47.1%
As illustrated in the above table, the proposed reduction in the total number of shares of the common stock for the 1-for-12 reverse stock split is designed to maintain approximately the same proportion of the total number of authorized shares that are not issued or outstanding, or reserved for issuance under the Equity Plan, following the reverse stock split.
If the proposed reverse stock split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.
The common stock is currently registered under Section 12(b) of the Exchange Act, and Aviat is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If the proposed reverse stock split is implemented, the common stock will continue to be reported on Nasdaq under the symbol “AVNW” (although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred). After the end of this period, Aviat’s ticker symbol will revert to “AVNW.”
The proposed amendment to the Charter will not change the terms of the common stock. After the reverse stock split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares (which is discussed in more detail below). The common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. Following the reverse stock split, Aviat will continue to be subject to the periodic reporting requirements of the Exchange Act.

Treatment of Fractional Shares
No scrip or fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, Aviat would pay to the registered stockholder, in cash, the value of any fractional share interest arising from the reverse stock split. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the common stock as reported on Nasdaq as of the Effective Date. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the Effective Date and the date payment is made for their fractional shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment as described herein. This cash payment merely represents a mechanical rounding off of the fractions in the exchange. For a discussion of the treatment of any fractional interest that may arise as a result of the reverse stock split relating to equity awards under the Equity Plan, please see the section below under the heading “Effect of the Reverse Stock Split on Equity Awards.”
As a result of the reverse stock split, stockholders who hold less than 12 shares of common stock will no longer be stockholders of Aviat on a post-split basis. In other words, any holder of 11 or fewer shares of common stock prior to the effectiveness of the reverse stock split would only be entitled to receive cash for the fractional share of common stock such stockholder would hold on a post-split basis. The actual number of stockholders that will be eliminated will depend on the actual number of stockholders holding less than 12 shares of common stock on the Effective Date. Reducing the number of post-split stockholders, however, is not the purpose of the reverse stock split.
If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:
•    purchase a sufficient number of shares of common stock so that you would hold at least 12 shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or
•    if applicable, consolidate your accounts so that you hold at least 12 shares of common stock in one account prior to the reverse stock split that would entitle you to at least one share of common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on Aviat’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Aviat is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on Equity Awards
On the Effective Date, the proposed reverse stock split will reduce the number of shares of common stock available for issuance under the Equity Plan. All shares of common stock subject to outstanding equity awards (including stock options, performance shares and stock appreciation rights) under the Equity Plan and the number of shares of common stock which have been authorized for issuance under the Equity Plan but as to which no equity awards have yet been granted or which have been returned to the Equity Plan upon cancellation or expiration of such equity awards will be converted on the Effective Date into one-twelfth of the number of such shares immediately preceding the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding equity awards will be adjusted to twelve times the exercise price specified before the reverse stock split, rounded up to the nearest cent. This will result in approximately the same aggregate price being required to be paid as immediately preceding the reverse stock split. No fractional shares with respect to the shares subject to the outstanding equity awards under the Equity Plan will be issued following the reverse stock split. Therefore, if the number of shares subject to any outstanding equity award under the Equity Plan immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock subject to such equity award (including upon exercise of stock options and stock appreciation rights) will be rounded down to the nearest whole number. This will result in an increase to the proportion of shares reserved for issuance under the Equity Plan to the number of authorized shares of common stock following the reverse stock split.

Board Discretion to Implement the Reverse Stock Split
If the reverse stock split is approved by stockholders at the Special Meeting, the actual reverse stock split will be effected, if at all, only upon a subsequent determination by the Board of Directors that the reverse stock split is in the best interests of Aviat and its stockholders at the time. Such determination will be based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions, the likely effect on the market price of the common stock and the ability and desirability of Aviat to satisfy the continued listing requirements for Nasdaq and such other considerations as the Board of Directors, in its discretion, determines. Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split, as permitted under Section 242(c) of the DGCL.

Exchange of Stock Certificates
As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. Aviat’s transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates. If any of your shares are held in certificated form (that is, you do not hold all of your shares electronically in book-entry form), you will receive a letter of transmittal from Aviat’s exchange agent as soon as practicable after the Effective Date, which will contain instructions on how to obtain post-split shares. You must complete, execute and submit to the exchange agent the letter of transmittal in accordance with its instructions and surrender your stock certificate(s) formerly representing shares of stock prior to the reverse stock split (or an affidavit of lost stock certificate containing an indemnification of Aviat for claims related to such lost stock certificate). Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by Aviat. This means that, instead of receiving a new stock certificate, you may receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. At any time after receipt of your direct registration statement, you may request a stock certificate representing your post-split ownership interest. If you are entitled to payment in lieu of any fractional share interest, payment will be made as described above under the heading “Treatment of Fractional Shares.” No direct registration statements, new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has properly completed and executed a letter of transmittal and surrendered such stockholder’s outstanding certificate(s) to the exchange agent. If you hold any or all of your shares electronically in book-entry form, please see the section below under the heading “Effect on Registered Book-Entry Holders.”
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
In connection with the reverse stock split, the common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of the post-split common stock.

Effect on Beneficial Owners
Stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by Aviat for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

Effect on Registered Book-Entry Holders
Aviat’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
•    If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.
•    If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after Aviat’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Accounting Consequences
The par value per share of the common stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the Effective Date, the par value per share on Aviat’s balance sheet attributable to the common stock will be reduced proportionally from its present amount, and the additional paid in capital account shall be credited with the amount by which the par value per share is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. Aviat does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights
Stockholders are not entitled to appraisal rights under Delaware law with respect to the proposed amendment to the Charter to effect the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. Further, this discussion does not address any state, local or non-U.S. tax consequences of the reverse stock split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.
All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This discussion does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships (or entities treated as partnerships for U.S. federal income tax purposes), stockholders who are not U.S. holders (as defined herein), stockholders who hold their shares as “qualified small business stock” or “Section 1244” stock, broker-dealers and tax-exempt entities. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.
As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:
•    an individual who is a citizen or resident of the United States;
•    a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•    an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•    a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.
Other than the cash payments for fractional shares of common stock discussed above, no gain or loss should be recognized by a stockholder upon the exchange of prereverse stock split shares for postreverse stock split shares. The aggregate tax basis of the postreverse stock split shares will be the same as the aggregate tax basis of the prereverse stock split shares exchanged in the reverse stock split, reduced by any amount allocable to a fractional share for which cash is received. A stockholder’s holding period in the post-reverse stock split shares will include the period during which the stockholder held the prereverse stock split shares exchanged in the reverse stock split.
In general, the receipt of cash by a U.S. holder instead of a fractional share will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the prereverse stock split shares allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute longterm capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date.
A U.S. holder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the reverse stock split. U.S. holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (e.g., by submitting a properly completed IRS Form W-9 or applicable IRS Form W-8) may also be subject to backup withholding, at their applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote “FOR” Proposal One.

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as noted below, the following table sets forth information with respect to the beneficial ownership of our common stock as of April 25, 2016 by each person or entity known by us to beneficially own more than 5 percent of our common stock, by our directors, by our named executive officers and by all our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Aviat Networks, Inc., 5200 Great America Parkway, Santa Clara, CA 95054. As of the Record Date, there were 63,124,158 shares of our common stock outstanding.

	Shares Beneficially Owned as of April 25, 2016(1)
	Number of Shares of Common Stock(2)		Percentage of Voting Power of Common Stock
Name and Address of Beneficial Owner
Steel Partners Holdings L.P.	8,042,892	(3)	12.74%
590 Madison Avenue, 32nd Floor New York, NY
Schneider Capital Management Corporation	5,158,477	(4)	8.17%
460 E. Swedesford Road, Suite 2000 Wayne, PA 19087
Royce & Associates, LLC	4,085,983	(5)	6.47%
745 Fifth Avenue New York, NY 10151
Group comprised of Julian D. Singer, David S. Oros and John H. Burke c/o Julian D. Singer	3,982,973	(6)	6.31%
2200 Fletcher Avenue, Suite 501 Fort Lee, NJ 07024

Named Executive Officers and Directors
Meena Elliott	408,250	(7)	*
William A. Hasler	236,831	(8)	*
James R. Henderson	87,719		*
Ralph S. Marimon	25,000	(9)	*
Shaun McFall	489,161	(10)	*
John Mutch	87,719		*
Michael Pangia	1,326,234	(11)	2.07%
Robert G. Pearse	97,719		*
John J. Quicke	187,719		*
Dr. James C. Stoffel	228,143	(12)	*
Heinz H. Stumpe	511,905	(13)	*
All directors and executive officers as a group (11 persons)	3,686,400	(14)	5.64%
__________________________
* Less than one percent

(1)	Beneficial ownership is determined under the rules and regulations of the SEC, and generally includes voting or dispositive power with respect to such shares.

(2)
Shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group. Accordingly, the amounts in the table include shares of common stock that such person has the right to acquire within 60 days of April 25, 2016 by the exercise of stock options.

(3)
Based solely on a review of Amendment No. 6 to the Schedule 13D filed with the SEC on January 13, 2015 by Steel Excel Inc., Steel Partners Holdings L.P., SPH Group LLC, SPH Group Holdings LLC and Steel Partners Holdings GP Inc. Each of the foregoing entities reported shared voting and dispositive power with respect to all of such shares.

(4)
Based solely on a review of Amendment No. 2 to the Schedule 13G filed with the SEC on February 12, 2016 by Schneider Capital Management Corporation. Schneider Capital Management Corporation reported sole voting power with respect to 5,158,477 of such shares and sole dispositive power with respect to all of such shares.

(5)
Based solely on a review of Amendment No. 3 to the Schedule 13G filed with the SEC on January 7, 2016, by Royce & Associates, LLC. Royce & Associates, LLC reported sole voting and dispositive power with respect to all such shares.

(6)
Based solely on a review of the Schedule 13G filed with the SEC on March 28, 2016 by Julian D. Singer, David S. Oros and John H. Burke. Mr. Singer reported sole voting and dispositive power with respect to 3,175,473 shares. Mr. Oros reported sole voting and dispositive power with respect to 600,000 shares. Mr. Burke reported sole voting and dispositive power with respect to 207,500 shares.

(7)	Includes 311,445 shares of common stock that are subject to options that may be exercised within 60 days of April 25, 2016.

(8)	Includes 103,820 shares of common stock that are subject to options that may be exercised within 60 days of April 25, 2016.

(9)	Includes 25,000 shares of common stock that are subject to restricted stock units that will vest within 60 days of April 25, 2016

(10)	Includes 357,598 shares of common stock that are subject to options that may be exercised within 60 days of April 25, 2016.

(11)	Includes 935,657 shares of common stock that are subject to options that may be exercised within 60 days of April 25, 2016.

(12)	Includes 103,820 shares of common stock that are subject to options that may be exercised within 60 days of April 25, 2016.

(13)	Includes 400,268 shares of common stock that are subject to options that may be exercised within 60 days of April 25, 2016.

(14)	Includes 2,237,608 shares of common stock that are subject to options or restricted stock units that may be exercised or that will vest within 60 days of April 25, 2016.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Aviat filings with the SEC are incorporated by reference:
•Aviat’s Annual Report on Form 10-K for the fiscal year ended July 3, 2015;
•Aviat’s Quarterly Reports on Form 10-Q for the fiscal quarters ended October 2, 2015, and January 1, 2016;
•Aviat’s Current Reports on Form 8-K filed on October 2, 2015, November 16, 2015, December 7, 2015, January 5, 2016, January 21, 2016, April 1, 2016 and April 12, 2016; and
•Aviat’s Form S-8 filed on February 10, 2016.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the date of the Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Aviat Networks, Inc.
Attn: Corporate Secretary
5200 Great America Parkway
Santa Clara, CA 95054
If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.aviatnetworks.com. The information included on our website is not incorporated by reference into this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSAL. AVIAT HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED APRIL 29, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE SENDING OR MAKING AVAILABLE OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER MATTERS
Aviat knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote the shares they represent according to their best judgment.
THE BOARD OF DIRECTORS OF AVIAT NETWORKS, INC.
Santa Clara, California

APPENDIX A
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
AVIAT NETWORKS, INC.
Aviat Networks, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
A.    The name of the Corporation is Aviat Networks, Inc.
B.    The Corporation was originally incorporated under the name Harris Stratex Networks, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 5, 2006.
C.    Article IV(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
“(a)    Capitalization. The total number of shares of all classes that this Corporation is authorized to issue is 350,000,000 shares, of which (i) 50,000,000 shares shall be designated as preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) 300,000,000 shares shall be designated as common stock, par value $0.01 per share (the “Common Stock”). Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each 12 shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests, in an amount equal to the product obtained by multiplying (a) the fraction of one share owned by the stockholder by (2) the closing price per share of the Common Stock as reported on The Nasdaq Stock Market as of the date of the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
D.    This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

* * *
IN WITNESS WHEREOF, Aviat Networks, Inc. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed this [•] day of [•], 2016.

AVIAT NETWORKS, INC

By:
Name:
Title:

PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **proxyonline.com** using your proxy *control number* found below

3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free 1-800-591-8252 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER

Aviat Networks, Inc.

The undersigned Stockholder(s) of Aviat Networks, Inc. (the "Company"), hereby appoint(s) John Mutch, Michael Pangia, and Meena Elliott (each with full power of substitution), the proxy or proxies of the undersigned, to attend the Special Meeting of Stockholders of the Company, to be held on June 10, 2016, 10:00 a.m.. Pacific time, at 5200 Great America Parkway, Santa Clara, CA 95054, and at any postponements or adjournments thereof ("Special Meeting"), to vote all of the shares of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters properly brought before the Special Meeting, all as set forth in the Proxy Statement for the Special Meeting.

This proxy is solicited on behalf of the Board of Directors, and the Proposal (set forth on the reverse side of this proxy card) have been unanimously approved by the Board of Directors and recommended for approval by stockholders.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-800-591-8252. Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

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AVIAT NETWORKS, INC.

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE <u>FOR</u> THE FOLLOWING:

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

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